As filed with the Securities and Exchange Commission on December 1, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEIN MART, INC.

(Exact name of registrant as specified in its charter)

Florida	64-0466198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Riverplace Blvd.
Jacksonville, FL	32207
(Address of Principal Executive Offices)	(Zip Code)

Stein Mart, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Gregory W. Kleffner

Executive Vice President and Chief Financial Officer

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

(Name and address of agent for service)

(904) 346-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	125,000 shares	$5.11(2)	$638,750	$74.03

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the Stein Mart, Inc. Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(a) and Rule 457(h)(1) under the Securities, the offering price per share and aggregate offering price per share are based upon the average of the high and low prices of the Registrant’s common stock on November 29, 2016, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional 125,000 shares of Common Stock, par value $0.01 per share, of Stein Mart, Inc. (the “Registrant”), to be offered pursuant to the Stein Mart, Inc. Employee Stock Purchase Plan (the “ESPP”). The Registrant has previously filed Registration Statements with respect to the ESPP on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 29, 1997 (File No. 333-27991) (the “Original ESPP Registration Statement”), on August 7, 2001 (File No. 333-67038) (the “Second ESPP Registration Statement”), and on June 26, 2009 (File No. 333-160248) (the “Third ESPP Registration Statement”) which related to the registration of an aggregate of 2,800,000 shares of the Registrant’s Common Stock (as adjusted for a 2-for-1 stock split in 1998) offered pursuant to the ESPP, the contents of which Original ESPP Registration Statement, Second ESPP Registration Statement and Third ESPP Registration Statement are incorporated herein by reference. In accordance with the provisions of General Instruction E to Form S-8, Part I and Part II of Form S-8 are omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE INFORMATION STATEMENT

Item 8.	Exhibits

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 1, 2016.

STEIN MART, INC.

By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Interim Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Hunt Hawkins D. Hunt Hawkins	Interim Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2016

/s/ Gregory W. Kleffner Gregory W. Kleffner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2016

/s/ E. Chantelle Quick E. Chantelle Quick	Senior Vice President and Controller (Principal Accounting Officer)	December 1, 2016

/s/ Jay Stein Jay Stein	Chairman of the Board	December 1, 2016

/s/ John H. Williams, Jr. John H. Williams, Jr.	Vice Chairman of the Board	December 1, 2016

/s/ Irwin Cohen Irwin Cohen	Director	December 1, 2016

/s/ Thomas L. Cole Thomas L. Cole	Director	December 1, 2016

/s/ Timothy Cost Timothy Cost	Director	December 1, 2016

/s/ Lisa Galanti Lisa Galanti	Director	December 1, 2016

/s/ Mitchell W. Legler Mitchell W. Legler	Director	December 1, 2016

/s/ Richard L. Sisisky Richard L. Sisisky	Director	December 1, 2016

/s/ Burton M. Tansky Burton M. Tansky	Director	December 1, 2016

II-2

INDEX TO EXHIBITS

Exhibit Number	Description

5(a)	Opinion of Bradley Arant Boult Cummings LLP.

10(a)	Amended and Restated Stein Mart, Inc. Employee Stock Purchase Plan, incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2015.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5(a)).